UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2016

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2016, Lydall, Inc. (the “Company”) completed an acquisition of the non-woven and coating materials businesses primarily operating under the Texel brand from ADS, Inc. (“ADS”), a Canadian based corporation (including its shareholders), for $96.3 million in cash, subject to certain customary post-closing adjustments (the “Acquisition”). In addition, at closing the Company paid $6.9 million in cash for an estimated working capital adjustment and acquired cash for an estimated purchase price of $103.2 million.  The Acquisition was consummated pursuant to the terms of a Share Purchase Agreement dated July 7, 2016, by and among ADS and Lydall Canada Acquisition Corp., a wholly-owned subsidiary of the Company.  The Acquisition was financed with a combination of cash on hand and $85.0 million of borrowings through the Company’s amended $175.0 million credit facility. Subsequently, the Company and ADS agreed to a post-closing adjustment which resulted in a purchase price of $102.7 million.

In the Company’s current report on Form 8-K filed on July 12, 2016 to report the Acquisition (the “Initial Form 8-K”), the Company indicated that the financial statements and pro forma financial information under Item 9.01 would be filed no later than 71 days after the date the Initial Form 8-K reporting the Acquisition was required to be filed. This amendment to the Initial Form 8-K, is to provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

The audited consolidated financial statements of ADS, Inc. for the year ended January 31, 2016 are attached as Exhibit 99.4 to this current report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma financial information.

The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015, and the related notes are attached as Exhibit 99.5 to this current report on Form 8-K/A and incorporated herein by reference.

(d)	Exhibits.

The following exhibits are included with this report, as set forth below:

Exhibit	Exhibit
Number	Description

2.1	Share Purchase Agreement, dated July 7, 2016, by and among ADS, Inc. and Lydall Canada Acquisition Corp. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)*
23.1	Consent of Blanchette Vachon s.e.n.c.r.l.
99.1	Press Release, dated July 8, 2016, titled “Lydall Acquires Texel, a Leader in Innovative Technical Materials” (furnished not filed; see Item 2.02).*
99.2	Joinder and Second Amendment and Reaffirmation of Guaranty Agreement, dated July 7, 2016, by and among Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.*
99.3	Investor presentation, dated July 8, 2016 (furnished not filed; see Item 7.01).*
99.4	Audited consolidated financial statements of ADS, Inc. for the year ended January 31, 2016.
99.5	Unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015 and the related notes.

* Previously filed or furnished

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Cautionary Statements

Under the Private Securities Litigation Reform Act of 1995

Any statements contained in this Current Report on Form 8-K/A that are not statements of historical fact may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current assumptions relating to the Company’s business, the economy and future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs” and other words of similar meaning in connection with the discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others, those identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2015. Accordingly, the Company’s actual results may differ materially from those contemplated by forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. These forward-looking statements speak only as of the date of this Form 8-K/A, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this Form 8-K/A or that may from time to time be made by or on behalf of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

September 22, 2016	By:	/s/ James V. Laughlan
James V. Laughlan Vice President, Chief Accounting Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

2.1	Share Purchase Agreement, dated July 7, 2016, by and among ADS, Inc. and Lydall Canada Acquisition Corp. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)*
23.2	Consent of Blanchette Vachon s.e.n.c.r.l.
99.1	Press Release, dated July 8, 2016, titled “Lydall Acquires Texel, a Leader in Innovative Technical Materials” (furnished not filed; see Item 2.02).*
99.2	Joinder and Second Amendment and Reaffirmation of Guaranty Agreement, dated July 7, 2016, by and among Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.*
99.3	Investor presentation, dated July 8, 2016 (furnished not filed; see Item 7.01).*
99.4	Audited consolidated financial statements of ADS, Inc. for the year ended January 31, 2016.
99.5	Unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015 and the related notes.

* Previously filed or furnished

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